UNITED STATES

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15 (d) of the
                        Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): August 18, 1998


                         GRAND PREMIER FINANCIAL, INC.
            (Exact name of registrant as specified in its charter)



        Delaware                        0-20987              36-4077455
(State or other jurisdiction    (Commission File No.)    (I.R.S. employer
   of incorporation)                                    identification no.)


               486 West Liberty Street, Wauconda, IL 60084-2489
             (Address of principal executive office)   (Zip code)

      Registrant's telephone numbers, including area code: (847) 487-1818

                                Not Applicable
          (Former name or former address, if changed since last year)





ITEM 5. OTHER EVENTS

Grand Premier Financial, Inc., sold its portfolio of listed equity securities during August 1998. The securities had a total market value of approximately $27.8 million. The one-time gains realized from the sales of these equity securities, with an original cost basis of $10.0 million, resulted in approximately $10.7 million in net income or $.51 diluted earnings per share.

The previously unrealized gains of approximately $17.8 million were added to earning assets.



                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   Grand Premier Financial, Inc.
                                           (Registrant)


Date: September 8, 1998            By: /s/ David L. Murray
                                       David L. Murray
                                       Senior Executive Vice President
                                       and Chief Financial Officer